UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of Earliest Event Reported):  August 4, 2005

MOUNTAIN BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-50710	43-1965029
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6602 Highway 53 East, Dawsonville, Georgia  30534

(Address of Principal Executive Offices, including Zip Code)

(706) 265-1001

(Registrant’s Telephone Number, including Area Code)

(Former Name, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

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Item 1.01.   Entry into a Material Definitive Agreement.

On August 4, 2005, Lynn H. Barron, Chief Financial Officer of the registrant and its subsidiary Mountain State Bank, executed a new change of control agreement with the bank and the registrant.  A copy of the change of control agreement is attached to this Form 8-K Current Report as Exhibit 10.1.

The change of control agreement provides that Ms. Barron is entitled to certain benefits if she terminates her employment for certain reasons after a change of control.

If there is a merger, sale or other change of control of the registrant and Ms. Barron terminates her employment due to a material change of duties, a material reduction of her compensation, or a relocation of her principal business office by more than 25 miles, or the registrant terminates Ms. Barron without cause after such a change of control, Ms. Barron shall entitled to the following:

(1)

a lump sum payment equal to one (1) times her base salary and a cash payment for each vacation day which Ms. Barron has not used during the calendar year in which occurs the effective date of termination, which amount shall be determined based on a daily rate of Ms. Barron’s base salary assuming two hundred sixty (260) business days in such year;

(2)

any unvested stock options held by Ms. Barron shall become fully vested and exercisable as of the effective date of termination; and

(3)

to the extent permitted by the applicable policies or contracts or applicable law (including the COBRA continuation coverage requirements under Code Section 4980B), continuation of health insurance benefits made available to Ms. Barron by the bank for twelve (12) months following termination at the same level and in the same manner as provided immediately prior to Ms. Barron’s termination of employment.

In addition, the employment agreement provides that in the event of termination of Ms. Barron’s employment after a change of control where she is entitled to the above benefits, for a period of twelve months following such termination of Ms. Barron’s employment, Ms. Barron may not:  (i) solicit customers of the bank for the purpose of providing financial services competitive with those provided by the bank; or (ii) solicit employees of the bank for employment by an employer providing products or services competitive with the business of the bank.  Also, Ms. Barron may not at any time furnish, use or divulge to anyone any confidential information or trade secrets acquired by her from the bank.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit Number		Sequential Page Number
10.1	Change of Control Agreement of Lynn Barron	5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2005	MOUNTAIN BANCSHARES, INC. By: s/John L. Lewis John L. Lewis President and Chief Executive Officer

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